NANOPHASE TECHNOLOGIES CORPORATION 8-K

Exhibit 10.1

FOURTH AMENDMENT TO BUSINESS LOAN AGREEMENT

This Fourth Amendment is dated as of April 21, 2021 and is by and between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (“Borrower”) in favor of BEACHCORP, LLC, a Delaware limited liability company (“Lender”) and amends that certain Business Loan Agreement dated as of November 19, 2018 ( as amended, “Loan Agreement”) between Borrower and Lender (the “Loan Agreement”).

1.             Borrower and Lender hereby agree to amend the Loan Agreement as follows:

(a)       Section 1.1(b) is hereby amended in its entirety to read as follows

“(b)       Term Loan. Lender will make a $1,000,000.00 non-revolving term loan (the “Term Loan”) to Borrower. Borrower shall make quarterly payments of interest only, with the first such payment due on April 30, 2021 and then on the last day of each calendar quarter thereafter with a final payment of all principal and unpaid interest due on March 31, 2022 (the “Term Maturity Date”). The Term Loan shall be evidenced by the Term Note. The Term Loan may be prepaid at any time without penalty or fee.

(b)       Section 1.1(c) is hereby amended by substituting the amount “$6,000,000.00” for the amount “$4,000,000.00”.

(c)       Section 1.5(a) is hereby amended in its entirety to read as follows

            “(a)       Interest on Loan.

(i) The unpaid principal amount of the Term Loan shall bear interest from the date thereof until the Term Maturity Date (whether by acceleration or otherwise) at 5.25% fixed.

(ii) The unpaid principal amount of the aggregate outstanding balance of the Revolving Loan shall bear interest from the date of each advance thereof until the Revolving Maturity Date, at the Prime Rate plus 2.0% floating.

(c)       Section 7.1 is hereby amended by amending the definition of “Revolving Maturity Date” in its entirety to read as follows:

“Revolving Maturity Date. The words “Revolving Maturity Date” mean “March 31, 2023.”

(d)       Section 7.1 is hereby amended by amending the definition of “Revolving Note” in its entirety to read as follows:

“Revolving Note. The words “Revolving Note” mean the Replacement Promissory Note (Revolving Note) from Borrower to Lender dated as of April 21, 2021 in the principal amount of $6,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such promissory note.”

(e)      Section 7.1 is hereby amended by amending the definition of “Term Note” in its entirety to read as follows:

“Term Note. The words “Term Note” mean the Replacement Promissory Note (Term Note) from Borrower to Lender dated as of April 21, 2021 in the principal amount of $1,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such promissory note.”

2.             Borrower represents to the Lender that it has no defenses, setoffs, claims or counterclaims of any kind or nature whatsoever against Lender in connection with the Loan Agreement or any Related Documents (as defined therein (collectively with the Loan Agreement, the “Loan Documents”), and any amendments to said documents or any action taken or not taken by the Lender with respect thereto or with respect to the collateral. Without limiting the generality of the foregoing, Borrower hereby releases and forever discharges Lender, its affiliates, and each of its officers, managers, agents, employees, attorneys, insurers, successors and assigns, from any and all liabilities, or causes of action, known or unknown, arising out of any action or inaction with respect to the Loan Documents.

3.             Except as modified hereby, the Loan Agreement is hereby ratified and affirmed in all respects.

NANOPHASE TECHNOLOGIES CORPORATION		BEACHCORP, LLC

By:	/s/ Jess Jankowski	By:	/s/ Bradford T. Whitmore
	Jess Jankowski		Bradford T. Whitmore
	President & Chief Executive Officer		Manager

Acknowledged:

SOLÉSENCE, LLC

By:	/s/ JESS JANKOWSKI
Name:	Jess Jankowski
Its:	President & Chief Executive Officer